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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement of Radian Group Inc. on Form S-3 of our reports dated March 2, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania



April 18, 2001